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                                                                     Exhibit 4.5
                                                                     -----------

                        THE ENODIS SHARE MATCHING SCHEME

                                 Approved at the

                 Annual General Meeting held on 17 January 2001

                  ---------------------------------------------





                                    CONTENTS

1.       DEFINITIONS AND INTERPRETATION .......................................1

2.       ELIGIBILITY ..........................................................2

3.       GRANT OF AWARDS - GENERAL PROVISIONS .................................2

4.       GRANT OF DEFERRED AWARDS .............................................3

5.       GRANT OF MATCHING AWARDS .............................................3

6.       SOURCE OF SHARES .....................................................4

7.       TRANSFER OF SHARES - GENERAL PROVISIONS ..............................4

8.       TRANSFER OF SHARES - DEFERRED AWARDS .................................5

9.       TRANSFER OF SHARES - MATCHING AWARDS .................................5

10.      TAKEOVER, RECONSTRUCTION AND WINDING-UP ..............................6

11.      VARIATION OF CAPITAL .................................................6

12.      ALTERATIONS ..........................................................7

13.      MISCELLANEOUS ........................................................7

SCHEDULE - PERFORMANCE CONDITION ..............................................9

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1.       DEFINITIONS AND INTERPRETATION

1.1      In this Scheme, unless the context otherwise requires:-

         "Award" means a conditional right to receive existing shares in the Company on the terms specified in the Scheme, being either a Deferred Award or a Matching Award;

         "the Award Date" means the date on which the Company granted an Award;

         "the Board" means the board of directors of the Company or a committee appointed by them;

         "Bonus Investment Shares" means shares in the Company purchased by a person for the purpose of the Scheme using part of his annual bonus pursuant to Rule 5;

         "the Company" means Enodis plc (registered in England and Wales No. 109849);

         "Deferred Award" means an Award which is not conditional upon the achievement of a Performance Condition;

         "Financial Year" means a financial year of the Company within the meaning of section 742 of the Companies Act 1985;

         "Group Member" means:

         (a) a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company's holding company or a subsidiary of the Company's holding company; or

         (b) a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within Rule 1.1(a) and has been designated by the Board for this purpose;

         (c) any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights and has been designated by the Board for this purpose;

         "the London Stock Exchange" means the London Stock Exchange plc;

         "Matching Award" means an Award which is normally conditional upon the achievement of a Performance Condition;

         "Participant" means a person who holds an Award granted under the Scheme;

         "Participating Company" means the Company or any Subsidiary;

         "Performance Condition" means the condition specified in the Schedule or such other condition as the Remuneration Committee may have specified on the Award Date;

         "Remuneration Committee" means the remuneration committee of the Board;

         "the Scheme" means The Enodis Share Matching Scheme as herein set out but subject to any alterations made under Rule 12 below;

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         "Subsidiary" means a body corporate which is a subsidiary of the
         Company within the meaning of section 736 of the Companies Act 1985;

         "the Trustees" means the trustees or trustee for the time being of an employee benefit trust established for the benefit of beneficiaries including all or substantially all of the individuals eligible to participate in the Scheme by virtue of Rule 2 below.

1.2 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.       ELIGIBILITY

2.1 Subject to sub-rule 2.2, a person is eligible to be granted an Award if (and only if) he is an executive director or an employee of a Participating Company.

2.2 A person is not eligible to be granted an Award at any time within the two years immediately preceding the date on which he is bound to retire in accordance with the terms of his contract of employment.

3.       GRANT OF AWARDS - GENERAL PROVISIONS

3.1 Subject to Rules 4 and 5, the Board may by deed grant or procure that some other person grants an Award upon the terms set out in the Scheme and upon such other terms as the Board may specify, to any person who is eligible to be granted an Award in accordance with Rule 2.

3.2 No payment shall be made by a Participant when an Award is granted or when the shares which are subject to an Award are transferred to a Participant.

3.3      An Award may only be granted:

         (a) within the period of 6 weeks beginning with the dealing day next following the date on which the Company announces its results for any period; or

         (b) at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify its grant; and

         (c) within the period of 10 years beginning with the date on which this Scheme is adopted by the Company.

3.4      An Award granted to any person:

         (a) shall not, except in the event of death as provided in Rule 8.3 or Rule 9.3(a), be capable of being transferred by him; and

         (b)   shall lapse forthwith if he is adjudged bankrupt.

3.5 No Award shall confer any beneficial interest in any share subject to it prior to the Participant or his nominee being registered as the holder of the share and, for the avoidance of doubt, no Participant shall be entitled to any dividends paid or any other distribution made, or to exercise or direct the exercise of any votes or any other rights, in respect of any such share by reference to a record date before he or his nominee is registered as the holder of the shares.

                                       2

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4.       GRANT OF DEFERRED AWARDS

4.1 Unless the Remuneration Committee decides otherwise, the number of shares in relation to which a Deferred Award may be granted in any Financial Year shall be such number as has a market value equal to:

         (a) in the case of a director of the Company, 50% of the pre-tax annual bonus awarded to him in the same Financial Year; and

         (b) in the case of any other person, 25% of the pre-tax annual bonus awarded to him in the same Financial Year.

4.2 For the purpose of this Rule and Rule 5, the market value of the shares in relation to which an Award is granted shall be calculated by reference to the middle-market quotation of shares of the same class on the dealing day preceding the Award Date, or on such other dealing day within 30 dealing days preceding the Award Date as the Remuneration Committee may determine (provided that no such day may be before the Company last announced its results for any period).

5.       GRANT OF MATCHING AWARDS

5.1 On any day on which the Board grants a Deferred Award to any person, it shall also grant him a Matching Award in respect of the same number of shares.

5.2 The Board may also invite any person who is eligible to participate in the Scheme in accordance with Rule 2 above to acquire Bonus Investment Shares, using the proceeds of the annual bonus payable to him in cash in that Financial Year.

5.3 The proportion of the annual bonus a person may use to acquire Bonus Investment Shares in any Financial Year shall be specified by the Board at the time invitations are issued and unless the Board decides otherwise will be an amount equal to 50% of their net annual bonus paid to him in that Financial Year in the case of a director of the Company and 25% of the net annual bonus paid to him in that Financial Year in the case of a person who is not a director of the Company. The Remuneration Committee may vary these percentages, provided that no participants other than directors of the Company may invest more than 50% of their net annual bonus. For this purpose, a person's net annual bonus is the pre-tax amount of his annual bonus less income tax, national insurance and any other relevant taxes or equivalent contributions determined by the Board.

5.4 Unless the Board decides otherwise, a Participant shall be required to register the Bonus Investment Shares in the name of the Trustees to be held by them as nominee for the Participant on the following terms:

         (a) the Bonus Investment Shares shall remain beneficially owned by the Participant and the Trustees shall procure that any dividends on the Bonus Investment Shares are paid directly to the Participant or to his order;

         (b) the Trustees shall not exercise the voting rights attaching to the Bonus Investment Shares, except in accordance with instructions from a Participant (provided that the Trustees shall not be obliged to seek instructions from a Participant as to how the voting rights should be exercised); and

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         (c)   a Participant may at any time give notice in writing to the
               Trustees that he wishes to withdraw his Bonus Investment Shares and the Trustees shall transfer the Bonus Investment Shares to the Participant (or such person as he may nominate).

5.5 The Board shall grant a Matching Award to a person over such number of shares as has a market value equal to the pre-tax amount of the annual bonus used to acquire Bonus Investment Shares in the same Financial Year.

6.       SOURCE OF SHARES

6.1 The Scheme shall operate only in respect of existing shares in the Company and accordingly no new shares shall be issued to the Trustees or to a Participant.

6.2 The Company and its Subsidiaries may provide funds to the Trustees to enable the Trustees to purchase existing shares in the Company for the purpose of the Scheme, provided that no funds may be provided to enable the Trustees to acquire shares in the Company if such acquisition would result in the Trustees holding more than 5 percent of the ordinary share capital of the Company in issue at that time.

7.       TRANSFER OF SHARES - GENERAL PROVISIONS

7.1 Subject to Rules 8, 9 and 10 below, the Board shall procure that the ordinary shares subject to an Award are transferred to a Participant as soon as reasonably practicable after the third anniversary of the Award Date. For the avoidance of doubt, it is hereby confirmed that ordinary shares may be transferred in the form of American Depository Shares.

7.2      No transfer of shares shall be made under the Scheme unless:

         (a) the Board considers that the transfer of those shares would be lawful in the relevant jurisdiction; and

         (b) in a case where a Group Member or the Trustees are obliged to (or would suffer a disadvantage if it were not to) account for any transfer (in any jurisdiction) for which the person in question is liable or has agreed to be liable by virtue of the transfer of the shares and/or for any social security contributions recoverable from the person in question (together, the "Tax Liability"), that person has either:

               (i) made a payment to the Group Member or the Trustees of an amount equal to the Tax Liability; or

               (ii) entered into arrangements acceptable to that or another
                    Group Member or the Trustees to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member or the Trustees of the relevant amount out of the proceeds of sale or otherwise) and, where that person has entered into a joint election with his employing company to transfer the liability for the secondary National Insurance to him, the Inland Revenue has approved such arrangements; and

               in the case of either (i) or (ii) above, where the Board determines prior to the grant of the Award (or following the grant of the Award with the consent of the relevant Participant) that the person in question shall make an agreement with a Group Member or the Trustees that some or all of the liability for secondary National Insurance should be recovered from

                                       4

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               him, then such shares shall not be transferred to him unless he has entered into such agreement in writing.

8.       TRANSFER OF SHARES - DEFERRED AWARDS

8.1 The transfer of shares subject to a Deferred Award will not be subject to the achievement of a Performance Condition.

8.2 A Deferred Award will lapse immediately if a Participant ceases to be an employee or an executive director of a Group Member by reason of dismissal in circumstances which, in the opinion of the Board, justify summary dismissal or becomes an employee of, a director of, or a consultant to, any company or business which, in the opinion of the Board, is a competitor of any Group Member.

8.3 If a Participant dies when he is an employee or director of a Group Member or ceases to be a director or an employee of a Group Member for any reason not specified in Rule 8.2, a Deferred Award will not lapse, but unless the Remuneration Commission decides otherwise the shares which are subject to the Deferred Award will not be transferred to the Participant (or, where relevant, to his personal representatives) prior to the third anniversary of the Award Date.

9.       TRANSFER OF SHARES - MATCHING AWARDS

9.1 Subject to Rules 9.2, 9.3 and 10, the shares which are subject to a Matching Award may only be transferred if, and to the extent that, the Performance Condition has been achieved.

9.2 If and to the extent that a Participant ceases to be the beneficial owner of the Bonus Investment Shares in respect of which a Matching Award was granted before the third anniversary of the relevant Award Date or if the Board has required a Participant's Bonus Investment Shares to be registered in the name of the Trustees pursuant to Rule
         5.4 and if and to the extent that he requests the transfer of such shares from the Trustees to him (or his nominee) prior to the third anniversary of the relevant Award Date, the number of shares subject to the Matching Award shall be reduced proportionately (except where Rule 9.3, 9.4 or 10 applies and the Participant remains the beneficial owner of the Bonus Investment Shares or has not requested the transfer of shares by the Trustees until the occurrence of the relevant event specified in those Rules).

9.3      If any Participant:

         (a) dies on or after the first anniversary of the Award Date either at a time when he is an employee or executive director of a Group Member or after he has ceased to be an employee or director of a Group Member in the circumstances specified in Rule 9.3(b), the shares which are subject to a Matching Award shall be transferred to his personal representatives as soon as reasonably practicable after the date of his death, but unless the Remuneration Committee decides otherwise, the number of shares which shall be transferred shall be determined by reference to the operation of the Performance Condition up until the end of the Financial Year preceding the date of his death;

         (b) ceases to be an employee or an executive director of a Group Member on or after the first anniversary of the Award Date by reason of ill health, disability, retirement on or after reaching contractual retirement age, redundancy within the meaning of the Employment Rights Act 1996, or because his office or employment is in a company which ceases to be a Group Member or relates to a business or part of a business which is transferred to a person who is not a Group Member then, unless the Remuneration Committee decides otherwise, the shares which are subject to a Matching Award shall be transferred to him (or his nominee) as soon as reasonably practicable after he so ceases, but, unless the Remuneration

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               Committee decides otherwise, the number of shares which may be transferred to a Participant shall be determined by reference to the operation of the Performance Condition up until the end of the Financial Year preceding the date of such cessation.

9.4 If a Participant ceases to be an employee or an executive director of a Group Member for any reason not specified in Rule 9.3 above, a Matching Award shall lapse immediately unless the Board decides otherwise, in which event the Board shall have an absolute discretion as to the number of shares which are transferred to a Participant and when they are transferred.

9.5 A Participant shall not be treated for the purposes of Rules 9.3 or 9.4 as ceasing to be an employee or an executive director of a Group Member until such time as he is no longer an employee or an executive director of any Group Member.

9.6 Where the shares subject to a Matching Award are transferred to a Participant, the Board shall at the same time procure the transfer to him or his nominee of the Bonus Investment Shares in respect of which the Matching Award was granted held for him by the Trustees.

10.      TAKEOVER, RECONSTRUCTION AND WINDING-UP

10.1     If:

         (a) any person obtains control of the Company (within the meaning of section 840 of the Income and Corporation Taxes Act 1988) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer; or

         (b) any person becomes bound or entitled to acquire shares under sections 428 to 430F of the Companies Act 1985; or if under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies; or

         (c)   the Company passes a resolution for voluntary winding up; or

         (d)   an order is made for the compulsory winding up of the Company;

         then as soon as reasonably practicable after the occurrence of the first relevant event, the Board shall procure the transfer to a Participant of the shares subject to Awards held by him (even if this is prior to the third anniversary of the Award Date, but not if that Award has already lapsed), provided that the Performance Condition shall (where relevant) continue to apply, but measured up to the first to occur of the events specified in this Rule 10, unless the Remuneration Committee, at its absolute discretion, decides otherwise. For this purpose, the term "Remuneration Committee" means the members of the Remuneration Committee immediately prior to the occurrence of the relevant event specified in this Rule 10.

10.2 For the purposes of sub-rule (1) above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

11.      VARIATION OF CAPITAL

11.1 In the event of any increase or variation of the share capital of the Company or a demerger or other event affecting the Company (whenever effected), the Board may adjust the number of shares subject to an Award as it considers appropriate.

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11.2     As soon as reasonably practicable after making any adjustment under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

12.      ALTERATIONS

12.1 Subject to sub-rules (2) and (4) below, the Board may at any time alter any of the provisions of the Scheme, or the terms of any Award granted under it, in any respect.

12.2 Subject to sub-rule (3) below, no alteration to the advantage of Participants shall be made under sub-rule (1) above if it concerns eligibility, the basis of entitlement, the limits on participation, the terms of vesting of Awards and their adjustment in the event of variation of the share capital of the Company, or the basis on which the Scheme may be amended, without the prior approval by ordinary resolution of the members of the Company in general meeting.

12.3 Sub-rule (2) above shall not apply to any minor alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or potential participants or any Participating Company.

12.4 No alteration to the disadvantage of any Participant shall be made under sub-rule (1) above in respect of existing Awards unless:-

(a) the Company shall have invited every such Participant to give an indication as to whether or not he approves the alteration, and

(b) the alteration is approved by a majority of those Participants who have given such an indication.

12.5 As soon as reasonably practicable after making any alteration under sub-rule (1) above, the Company shall give notice in writing thereof to any Participant affected thereby.

13.      MISCELLANEOUS

13.1 The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Scheme as a result of such termination.

13.2 In the event of any dispute or disagreement as to the interpretation of the Scheme, or as to any question or right arising from or related to the Scheme, the decision of the Board shall be final and binding upon all persons.

13.3 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

13.4 Any decision of the Board in relation to a person who is a director of the Company is subject to the approval of the Remuneration Committee.

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13.5     The Scheme and all Awards granted under it shall be governed by and construed in accordance with the law of England and Wales.

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                        SCHEDULE - PERFORMANCE CONDITION

1. Subject to Rules 9 and 10 of the Scheme, the shares subject to a Matching Award may only be transferred to the extent the condition specified in paragraph 3 below is satisfied.

2.       For the purpose of this Schedule:

         (i) the "Earnings Per Share" of the Company shall exclude exceptional items and shall be calculated on such basis as the Remuneration Committee, acting reasonably, may specify from time to time;

         (ii) "Financial Year" has the same meaning as in section 742 of the Companies Act 1985;

         (iii) "Performance Period" means the three Financial Years beginning with the year in which a Matching Award is granted.

         (iv) the "Retail Prices Index" is the general index of retail prices (for all items) published by the Department of Employment or, if that index is not published for the month in question, any substituted index or index figures which is published;

         (v) unless the context otherwise requires, words and expressions used in this Schedule have the same meanings as they have in Rule 1 of the Scheme.

3. The growth in the Company's Earnings Per Share ("Y") over the Performance Period in excess of inflation shall be calculated according to the following formula:

                  Y = (E2 - E1) - (R2 - R1)
                      ---------   ---------
                          E1          R1

                  Where

                  E1 is the Earnings Per Share in the Financial Year immediately preceding the Performance Period

                  E2 is the Earnings Per Share in the final Financial Year of the Performance Period

                  R1 if the retail prices index for the last month in the Financial Year immediately preceding the Performance Period

                  R2 if the retail prices index for the last month in the final Financial Year of the Performance Period

         The average annual growth in the Company's Earnings Per Share ("X") over the Performance Period in excess of inflation shall be calculated as:

                     X     =    Y
                                -
                                3

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4.       The percentage of the shares subject to a Matching Award transferable to a Participant is shown in the following table:

           ------------------------------------------------------------------
                            X                        % Transferable
           ------------------------------------------------------------------
           10                          100%
           ------------------------------------------------------------------
           Between 3 and 10            Pro rata between 33.33% and 100%
           ------------------------------------------------------------------
           3                           33.33%
           ------------------------------------------------------------------
           Less than 3                 NIL
           ------------------------------------------------------------------


5. The Remuneration Committee may make such adjustments to the performance condition in this Schedule as it considers appropriate to take account of:

         (i)   any increase or variation of the share capital of the Company;

         (ii)  any change to the accounting standards adopted by the Company;

         (iii) there being no earnings per share of the Company for any relevant Financial Year;

         (iv) the occurrence of an event specified in Rules 8, 9 or 10 of the Scheme; or

         (v) any other factors which are in the opinion of the Remuneration Committee relevant.

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